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                 FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


     This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of October 6, 1997, by and among INTERNATIONAL PRODUCE HOLDING COMPANY, a Delaware corporation (the "Company"), RAUL BATIZ E., PEDRO BATIZ G.,
J. GUILLERMO BATIZ G., AND RAUL BATIZ G. (each individually a "Seller" and collectively "Sellers"), and DNAP HOLDING CORPORATION, a Delaware corporation ("Buyer").

                                  RECITALS

     The parties named above entered into a Stock Purchase Agreement, dated as of August 12, 1997. The purpose of this Amendment is to modify certain provisions of the Stock Purchase Agreement as set forth below. All capitalized terms not otherwise defined in this Amendment shall have the meanings given them in the Stock Purchase Agreement.

                                  AGREEMENT

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Sellers and Buyer hereby agree as follows:

     1. ALLOCATION OF PURCHASE PRICE. Reference is made to Section 1.2 of the Stock Purchase Agreement. The parties hereby agree that the Purchase Price shall be allocated among and paid to each Seller in accordance with the Schedule attached to this Amendment. Upon the closing, Buyer shall execute and deliver to Raul Batiz and Pedro Batiz negotiable notes and non-negotiable notes in the respective amounts set forth on the Schedule.

     2. RELEASE OF GUARANTY. Notwithstanding the provisions of Section 1.7 of the Stock Purchase Agreement, the parties acknowledge and agree that Buyer shall not be required to deliver at the closing instruments executed by Bank One, Arizona, NA (the "Bank") releasing the Sellers from personal guarantees of the loans referred to in the Schedule of Guarantees to be Released, a copy of which is attached to this Amendment (the "Instruments of Release"). Buyer hereby agrees to undertake such obligations to the Bank as are necessary to obtain and deliver to the Sellers no later than November 15, 1997, the Instruments of Release. Buyer further agrees to indemnify, defend and hold each Seller harmless for, from and against any damage, loss or liability, including court costs and attorneys' fees, occasioned or suffered by each Seller that arises out of such guarantees.

     3. INDEMNITY FOR SUBLEASE OBLIGATIONS. Buyer agrees to indemnify defend and hold Raul Batiz E. for, from and against any damage, loss or liability, including courts costs and attorney's fees, occasioned or suffered by Raul Batiz E. that arises out of his guaranty of the


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obligations under the Sublease between Tanimura Distributing, Inc. and
Cartellus Development Corporation referred to in the attached Schedule of Guarantees.

     4. WAIVER OF CERTAIN CLOSING CONDITIONS. Sellers, the Company and Buyer hereby waive the conditions precedent to closing that are set forth in
Section 6.6, Employment and Consulting Agreements, and in Section 7.11, Employment and Consulting Agreements, of the Stock Purchase Agreement.

     5. ASSIGNMENT OF ACCOUNT RECEIVABLE. Raul Batiz E. hereby assigns and sets over to Buyer all of his right, title and interest in and to the account receivable in the amount of $197,854.59 owed by Tanimura Distributing, Inc. to Mr. Batiz E., free and clear of all claims, security interests and encumbrances.

     IN WITNESS HEREOF, Sellers, Buyer and the Company have executed this Amendment as of the date set forth above.

                                       "COMPANY"

                                       INTERNATIONAL PRODUCE
                                       HOLDING COMPANY


                                       By: /s/ Raul Batiz E.
                                          -----------------------------------
                                       Name:   Raul Batiz E.
                                            ---------------------------------
                                       Its:    President
                                           ----------------------------------


                                       "BUYER"

                                       DNAP HOLDING CORPORATION


                                       By: /s/ Arthur H. Finnel
                                          -----------------------------------
                                       Name:   Arthur H. Finnel
                                            ---------------------------------
                                       Its:    Executive Vice President
                                           ----------------------------------




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                                       "SELLERS"


                                       /s/ Raul Batiz E.
                                       --------------------------------------
                                       Raul Batiz E.


                                       /s/ Olga G. Batiz
                                       --------------------------------------
                                       Olga G. Batiz, Spouse of Raul Batiz E.


                                       /s/ Pedro Batiz G.
                                       --------------------------------------
                                       Pedro Batiz G.


                                       /s/ J. Guillermo Batiz G.
                                       --------------------------------------
                                       J. Guillermo Batiz G.


                                       /s/ Raul Batiz G.
                                       --------------------------------------
                                       Raul Batiz G.


                                       /s/ Magdalena Gamboa Rodriguez
                                       --------------------------------------
                                       Magdalena Gamboa Rodriguez, Spouse of
                                       Raul Batiz G.







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